Exhibit 5.1

June 30, 2025

NextNRG, Inc.

57 NW 183rd St.

Miami, FL 33169

Re:	NextNRG, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as U.S. securities counsel to NextNRG, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s prospectus supplement (“Prospectus Supplement”) relating to the registration statement on Form S-3, File No. 333-268960 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 6,250,000 shares of common stock (the “Shares”), par value $0.0001 per share, of the Company.

In arriving at the opinion expressed below, we have examined and relied on the following documents:

(1)	the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company;

(2)	the resolutions adopted by the board of directors of the Company on June 27, 2025 with respect to the Registration Statement and the Prospectus Supplement;

(3)	the loan agreements, addendums to the loan agreements and pledge and security agreements entered into by the Company and two accredited investors;

(4)	the Registration Statement, including the prospectuses contained therein and exhibits thereto; and

(5)	the Prospectus Supplement.

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036 T (212)

930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers, and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the accuracy and completeness of each document submitted to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, of the execution and delivery by such parties of such documents, and the validity and binding effect thereon on such parties. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are limited to the federal laws of the United States of America and General Corporation Law of the State of Delaware, as currently in effect. We are not opining on, and we assume no responsibility for, the applicability or effect on any of the matters covered herein of: (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any country, municipality, or other political subdivision or local government agency or authority. The opinion set forth below is rendered as of the date of this opinion letter. We assume no obligation to update or supplement such opinion to reflect any change of law or fact that may occur.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Shares are validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP